Exhibit 99(a)

                          INDIAN RIVER BANKING COMPANY

          SUBSCRIPTION AGREEMENT FOR OFFERING OF SHARES OF COMMON STOCK

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. WE URGE YOU TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY BEFORE SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.

IF YOU HAVE QUESTIONS ABOUT HOW TO COMPLETE THIS SUBSCRIPTION AGREEMENT, CONTACT MARY RUTH SCHAEFER, THE SUBSCRIPTION AGENT FOR INDIAN RIVER BANKING COMPANY AT
(561) 569-9200

I. Subscription for Shares of Common Stock. The undersigned hereby irrevocably subscribes for _______________________________ shares of common stock of Indian River Banking Company at the purchase price of 25.00 per share.1

II. Purchase Price and Manner of Payment.  The undersigned submits herewith,  by means of a check, bank draft or money order in the amount of $_______________________ ($25.00 multiplied by the total number of shares subscribed for in part I above), payable to "Indian River Banking Company Escrow Account" full payment for the total number of shares subscribed for.

III. (a) Registration Instructions. This part must be completed with respect to all shares purchased. If shares are to be registered in more than one manner, complete as many Subscription Agreements as there are registrations, or attach separate sheets providing all of the information required below with respect to each registration, and indicating the number of shares subject to each registration.

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                                     (Name)
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          (Address, including Street, City, County, State and ZIP Code)

     Taxpayer identification or Social Security Number: ________________________ Manner in which securities are to be owned:
          / / Individual
          / / Tenants in Common
          / / Joint Tenants
          / / Retirement Account (Trustee signature and authorization required) / / Uniform Transfer to Minors
          / / Other _______________________ (for example, corporation, trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).

     (b) Special Delivery Instructions: If certificate(s) representing the shares subscribed for is to be delivered to an address other than as indicated in III.(a) above, please provide the delivery address below.

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                                     (Name)
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          (Address, including Street, City, County, State and ZIP Code)

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(1) Subject to a minimum  subscription of 100 shares and a maximum  subscription of 4,000, subject to our right to permit larger or smaller subscriptions. Subject to reduction in the event that the offering is oversubscribed.


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

IV. Deadline. This Subscription Agreement and payment in full of the purchase price must be actually received by Mary Ruth Schaefer, Subscription Agent for Indian River Banking Company, 958 20th Place, Vero Beach, Florida 32960, NO LATER THAN 5:00 P.M., EASTERN TIME, ON _________, 2000, (the "Termination Date") subject to extension or earlier termination as set forth in the prospectus.

Name(s) of Subscriber(s):

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Daytime Telephone Number: ______________________________________________________

Evening Telephone Number: ______________________________________________________

SIGNATURE(S):

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         (Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated: ____________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print): ___________________________________________________________

Capacity (Full title): _________________________________________________________

Address (including ZIP Code): __________________________________________________

Business Telephone Number (including area code): _______________________________

Taxpayer identification or Social Security Number: _____________________________

IN DETERMINING WHETHER TO ACCEPT ANY SUBSCRIPTION, IN WHOLE OR IN PART, INDIAN RIVER MAY, IN ITS SOLE DISCRETION, TAKE INTO ACCOUNT THE ORDER IN WHICH SUBSCRIPTIONS ARE RECEIVED, A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, INDIAN RIVER BANK AND INDIAN RIVER'S DESIRE TO HAVE A BROAD DISTRIBUTION OF STOCK OWNERSHIP, AS WELL AS LEGAL OR REGULATORY RESTRICTIONS.


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